Exhibit (10)(jjj)
First Union Corporation
Benefit Restoration Plan
(Effective December 31, 1993)
As amended and Restated April 20, 1999

First Union Corporation
Benefit Restoration Plan
(Effective December 31, 1993)
Table of Contents

Section I. The Plan

1.1 Establishment of the Plan
1.2 Purpose of the Plan
1.3 Application of the Plan

Section II. Definitions

2.1 Actuarial Equivalent
2.2 Affiliate
2.3 Applicable Federal Rate
2.4 Beneficiary
2.5 Benefit Commencement Date
2.6 Board
2.7 Cause
2.8 Change of Control
2.9 Code
2.10 Company
2.11 Disability
2.12 Earliest Retirement Age
2.13 Employee
2.14 Employer
2.15 ERISA
2.16 Lump Sum Actuarial Equivalent
2.17 Normal Retirement Date
2.18 Participant
2.19 Pension Plan
2.20 Plan
2.21 Plan Administrator
2.22 Plan Change
2.23 Plan Termination
2.24 Plan Year
2.25 Present Value
2.26 Service
2.27 Termination of Service
2.28 Years of Service

Section III. Participation

3.1 Eligibility
3.2 Duration

First Union Corporation
Benefit Restoration Plan
(Effective December 31, 1993)
Table of Contents
(Continued)

Section IV. Benefits

4.1 Retirement Benefits
4.2 Disability Retirement Benefits
4.3 Termination Benefit
4.4 Form of Payment
4.5 Payments in the Event of Plan Termination, Plan Change or Change in Control
4.6 Payments upon a Participant’s Termination for Cause.

Section V. Preretirement Death Benefits

5.1 Eligibility
5.2 Amount
5.3 Commencement

Section VI. Financing

6.1 Financing
6.2 No Trust Created
6.3 Unsecured Interest

Section VII. Administration

7.1 Administration
7.2 Appeals from Denial of Claims
7.3 Tax Withholding
7.4 Expenses
7.5 Actuarial Equivalence
7.6 Liability of the Plan Administrators; Indemnification

Section VIII. Adoption of the Plan by Affiliate

8.1 Adoption of the Plan by Affiliate
8.2 Amendment and Termination of the Plan

Section IX. Miscellaneous Provisions

9.1 No Contract of Employment
9.2 Severability
9.3 Applicable Law

First Union Corporation
Benefit Restoration Plan
(Effective December 31, 1993)
Section I. Establishment and Purpose
     1.1 Establishment of the Plan. First Union Corporation (the “Company”) hereby establishes this supplemental retirement plan for eligible employees of the Company and participating Affiliates, effective as of December 31, 1993. This plan shall be known as the “First Union Corporation Benefit Restoration Plan” (hereinafter called the “Plan”).
     1.2 Purpose of the Plan. The Plan is intended to restore benefits that are curtailed as a result of legal limits that apply to the First Union Corporation Pension Plan and Trust.
     The portion of the Plan which restores benefits affected by the limits described in Code section 415 is intended to be an “excess benefit plan” as defined in ERISA section 3 (36). The portion of the Plan which restores benefits affected by the compensation limit described in Code section 401 (a) (17) is intended to be a plan maintained for the purpose of providing deferred compensation to a “select group of management or highly compensated employees.”
     1.3 Application of the Plan. The Plan applies only to eligible Employees who are in the active employ of the Company or a participating Affiliate on or after December 31, 1993.

Section II. Definitions
     Whenever used hereinafter, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural and any masculine terminology shall be deemed to refer to either a male or female.
     2.1 “Actuarial Equivalent” means a benefit having the same value as the benefit which it replaces, computed on the bases of the actuarial equivalence assumptions in effect under the Pension Plan.
     2.2 “Affiliate” means—
(a)	any corporation while it is a member of the same “controlled group” of corporations (within the meaning of Code section 414 (b)) as the Company;

(b)	any other trade or business (whether or not incorporated) while it is under “common control” (within the meaning of Code section 414(c)) with the Company; and

(c)	any organization during any period in which it (along with the Company) is a member of an “affiliated service group” (within the meaning of Code section 414 (m)); or any other entity during any period in which it is required to be aggregated with the Company under Code section 414 (o).
     2.3 “Applicable Federal Rate” means the interest rate provided for under Section 1274 (d) of the Internal Revenue Code in effect as of (i) the date of a Change of Control, or if elected in writing by the Company and a Participant, at the time a Participant becomes a Participant, (ii) the later of (a) December 31, 1993 or (b) the date an individual becomes a Participant pursuant to Section 3.2.
     2.4 “Beneficiary” means the individual designated by the Participant to receive any death benefits payable on the Participant’s behalf under the Pension Plan.
     2.5 “Benefit Commencement Date” means the date on which a Participant’s benefits shall commence under Section IV. Except as otherwise provided under section 4.2, a Participant’s Benefit Commencement Date shall be the first day of the month next following the later of —
(a)	the Participant’s Termination of Service; or

(b)	the date on which the Participant attains his or her Earliest Retirement Age.
     2.6 “Board” means the board of directors of the Company.

2.7 “Cause” means an act or acts of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this definition, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
     2.8 “Change of Control” means a change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any one person, or more than one person acting as a group, acquires ownership of stock of a corporation that, together with stock held by such person or group, possesses more than 50 percent of the total fair market value or total voting power of the stock of such corporation, or (ii) any one person, or more than one person acting as a group, acquires (or has acquired during 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of a corporation possessing 20 percent or more of the total voting power of the stock of such corporation, or (iii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of a corporation’s board of directors prior to the date of the appointment or election.
     2.9 “Code” means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to any regulations under that section.
     2.10 “Company” means First Union Corporation and any successor thereto that agrees to adopt and continue the Plan.
     2.11 “Disability” means any physical or mental condition which would result in the Participant incurring a “Disability” under disability provisions contained in the Pension Plan.
     2.12 “Earliest Retirement Age” means the earliest date on which a Participant could retire and elect to commence benefits under the Pension Plan.
     2.13 “Employee” means any person who is employed by an Employer.
     2.14 “Employer” means the Company and each Affiliate which has adopted the Plan for the benefit of its eligible Employees.
     2.15 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.
     2.16 “Lump Sum Actuarial Equivalent” means a single payment which is actuarially equivalent to the annuity benefit due a Participant under the Plan computed using the most recent Pension Benefit Guarantee Corporation discount rate in effect for the Company’s Pension Plan and the mortality assumptions utilized in the most recent actuarial valuation for the Company’s Pension Plan.

     2.17 “Normal Retirement Date” means the first day of the month next following the later of the—
     (a) Participant’s sixty-fifth birthday; or
     (b) the fifth anniversary of the date on which the Participant commenced participation under the Pension Plan.
     2.18 “Participant” means an Employee who has met, and continues to meet, the eligibility requirements of section 3.1.
     2.19 “Pension Plan” means the First Union Corporation Pension Plan and Trust, as amended from time to time.
     2.20 “Plan” means this First Union Corporation Benefit Restoration Plan.
     2.21 “Plan Administrator” means the Company’s Chief Executive Officer and the Company’s Human Resources Division Head.
     2.22 “Plan Change” means any modification to the Plan which would cause the actual or projected benefit to be or being paid to any or all persons who were Participants, or beneficiaries of Participants, on the day before the Plan Change, to be reduced.
     2.23 “Plan Termination” means any modification to the Plan which would cause no benefit to be paid to any or all persons who were Participants, or beneficiaries of Participants, on the day before the Plan Termination.
     2.24 “Plan Year” means the calendar year.
     2.25 “Present Value” means the present value of a payment or payments computed using an interest rate equal to 1.2 times the Applicable Federal Rate (compounded semi-annually) and the number of Years, including any fraction thereof, by which the date of a Plan Termination or Plan Change precedes the Participant’s attainment of his Early Retirement Age.
     2.26 “Service” means a Participant’s aggregate elapsed time, in Years of Service, as an Employee of the Company from his initial date of hire to the earlier to occur of his termination of employment or his Normal Retirement Date.
     2.27 “Termination of Service” means an Employee’s death or resignation, discharge or retirement from the Company and its Affiliates.
     2.28 “Year” means the 12 month period beginning January 1 and ending December 31.
     2.29 “Years of Service” shall have the same meaning assigned to such term in the Corporation’s Pension Plan.

Section III. Participation
     3.1 Eligibility. An Employee shall become a Participant as of the date he or she is designated by the Plan Administrator, in its sole discretion, as eligible to participate in the Plan. Participation in that part of the Plan which restores Pension Plan benefits that are curtailed under the compensation limit in effect under Code section 401(a) (17) shall be limited to Employees who are members of a “select group of management or highly compensated employees” within the meaning of ERISA section 201(2); provided however, an Employee who participates in the First Union Corporation Supplemental Retirement Plan shall not be eligible to participate in the Plan.
     3.2 Duration. An Employee who becomes a Participant under Section 3.1 shall remain an active Participant until the earlier of —
(a) his or her termination of service; or
(b) a determination by the Plan Administrator that he or she is no longer eligible to participate in the Plan.
An individual whose active participation is terminated under this section 3.2(a) shall continue to be an inactive Participant until all benefits to which he or she is entitled to under the Plan have been paid.

Section IV. Benefits
4.1 Retirement Benefits.
(a) Eligibility. A Participant who has a vested interest in a retirement benefit under the Pension Plan shall be eligible for a retirement benefit under this section 4.1. Except as otherwise provided in section 4.4, the normal retirement benefit shall be calculated as a single life annuity commencing on the Participant’s Normal Retirement Date. However, if the Participants’ Benefit Commencement Date precedes his or her Normal Retirement Date, the benefit determined under this section 4.1 shall be reduced in accordance with section 4.1 (b) (2).
(b) Amount.
(1)	In General. Subject to paragraph (2) below, a Participant who is eligible for a retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to the difference between

(A) and (B) where —
(A)	is the benefit the Participant would be entitled to under the Pension Plan of his or her Normal Retirement Date, calculated without regard to —
(i)	the compensation limit in effect under Code section 401(a)(17); and

(ii)	the benefit limit in effect under Code section 415; and
(B)	is the benefit payable to the Participant under the Pension Plan as of his or her Normal Retirement Date.
(2)	Early Commencement. In the case of a Participant whose Benefit Commencement Date precedes his or her Normal Retirement Date, the monthly benefit determined under paragraph (1) shall be reduced for early commencement in the same manner and amount as an early retirement benefit payable under the Pension Plan.

(3)	Other Benefits. If a Participant is due a benefit under a plan listed on Schedule A which is maintained by the Employer the benefit hereunder will be decreased by the benefit provided under the plan listed on Schedule A.
4.2 Disability Retirement Benefits.
(a) Eligibility. A Participant who incurs a Termination of Service on account of Disability, and who is eligible for a disability retirement benefit under the Pension Plan, shall be eligible for a disability retirement benefit under the Plan. Except as otherwise provided in Section 4.4, the disability benefit shall be calculated and paid as a single life annuity commencing on the Participant’s Normal Retirement Date.
b) Amount. A disabled Participant who is eligible for a disability retirement benefit under subsection (a) shall be entitled to a monthly retirement benefit equal to the difference between (1) and (2) where —
(1)	is the disability retirement benefit the Participant is entitled to under the Pension Plan at his or her Normal Retirement Date, but calculated without regard to the limits described in section 4.1 (b) (1) (A); and

(2)	is the disability benefit actually payable to the Participant under the Pension Plan as of his or her Normal Retirement Date.
(c)	Other Benefits. If a Participant is due a benefit under a plan listed on Schedule A which is maintained by the Employer the benefit hereunder will be decreased by the benefit provided under the plan listed on Schedule A.
4.3 Termination Benefit.
(a) Eligibility. A participant whose employment with the Company terminates (for reasons other than Cause, death or long-term disability) on or after he has completed ten Years of Service and before his Earliest Retirement Age shall be eligible for a termination benefit under the Plan.
(b) Amount. A Participant who is eligible pursuant to (a) above shall be entitled to a monthly termination benefit computed in the same manner as an early retirement benefit under section 4.1(b) (2) hereof, based upon his Service at termination and assuming that he attained his Earliest Retirement Age on the day before his termination; provided, however, such amount shall be actuarially reduced for early payment.
(c) Commencement and Duration. Monthly termination benefit payments shall commence upon a Participant’s attainment of his Earliest Retirement Age. When payments begin, they shall be paid monthly thereafter as one of the scheduled paydays of each succeeding month during his lifetime.
(d) Other Benefits. If a Participant is due a benefit under a plan listed on Schedule A which is maintained by the Employer the benefit hereunder will be decreased by the benefit provided under the plan listed on Schedule A.
4.4 Form of Payment.
(a)	Unmarried Participant. The form of payment for a Participant who is not married on his or her Benefit Commencement Date shall be a single life annuity.
(b)	Married Participant. The form of payment for a Participant who is married on his or her Benefit Commencement Date shall be a joint and 50 percent surviving spouse annuity. A joint and 50 percent surviving spouse annuity provides—
(1)	a monthly benefit to the Participant for life; and

(2)	upon the Participant’s death, a monthly benefit to the Participant’s surviving spouse for life equal to 50 percent of the amount payable during the Participant’s lifetime.

(c)	Optional Payment Forms. The Plan Administrator may, in the Plan Administrators sole and absolute discretion, direct that payment be made in a form other than that described in Subsection (a) or (b). In that event, the benefit payable under the optional payment form shall be the Actuarial Equivalent of the single life annuity described in subsection (a).
4.5 Payments in the Event of Plan Termination, Plan Change or Change of Control.
     In the event of Plan Termination, Plan Change or Change of Control, Plan benefits will be paid to the Participants in accordance with this Subsection 4.5.
     In the event of a Change of Control, it is intended that any payment made under this Subsection 4.5 shall not constitute a “parachute payment” within the meaning of Section 280G (b) (2) (A) of the Code and that the Plan shall be construed to effectuate such intent. The aggregate payments to be made under the Plan to “disqualified individuals” as defined in Section 280G(c) of the Code, shall be reduced by an amount so that the Present Value of the payments which are contingent upon a Change of Control do not equal or exceed three times the Participant’s average annual taxable compensation from the Company for the most recent five taxable years ending before the Change of Control.
     In certain circumstances payments made as a result of a Plan Termination or Plan Change that are made within one year of a Change of Control may be deemed, for income tax purposes, to be payments which are contingent on a Change of Control for purposes of Section 280G of the Code. Notwithstanding any subsequent provisions in this section 4.5 to the contrary, where any payments are to be made on account of a Plan Termination or Plan Change, all computations of such payments under this subsection 4.5 shall be made as if there were a Change of Control. In the event that a Change of Control does not occur within such one year period, such payments will be recomputed under the Plan Termination or Plan Change provisions of this subsection 4.5 and any amounts which are in excess of such payments as a result of such recomputation, plus interest at the most recent Pension Benefit Guaranty Corporation interest rate in effect for the Company’s qualified pension plan, shall be paid to the Participant or the Participant’s beneficiary, as applicable, within ten business days after the end of such one year period.
(a)	Payments to Terminated or Retired Participants.
(1)	Eligibility. A terminated or retired Participant, or if he is deceased, the terminated or retired Participant’s beneficiary, who is receiving benefits pursuant to subsection 4.1, 4.2 or 4.3 as of the date of a Plan Termination, Plan Change or Change of Control, as applicable.

(2)	Amount. A terminated or retired Participant, or if he is deceased, the retired Participant’s beneficiary, who is eligible pursuant to (1) above, shall be paid the Lump Sum Actuarial Equivalent of the remaining payments to be made under the Plan to the terminated or retired Participant, or if he is deceased, the terminated or retired Participant’s beneficiary.

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the Plan Termination, Plan Change or Change of Control, as applicable.
(b)	Payments upon Plan Termination or Plan Change to Participants Who Have Attained Their Normal Retirement Age.
(1)	Eligibility. A Participant who has ten Years of Service and who has attained his Normal Retirement Age as of the date of a Plan Termination or Plan Change.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his normal retirement benefit payable pursuant to Subsection 4.1 (b) assuming that he retired on the date of the Plan Termination or Plan Change.

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the Plan Termination or Plan Change.
(c)	Payments upon Plan Termination or Plan Change to Participants Who Have Attained Their Early Retirement Age
(1)	Eligibility. A Participant who has ten Years of Service and who has attained his Earliest Retirement Age, but not his Normal Retirement Age, as of the date of a Plan Termination or Plan Change.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his early retirement benefit payable pursuant to subsection 4.1(b)(2) assuming that he retired on the date of the Plan Termination or Plan Change.

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the Plan Termination or Plan Change.
(d)	Payments upon Plan Termination or Plan Change to Participants Who Have Not Attained Their Early Retirement Age.
(1)	Eligibility. A Participant who has ten Years of Service and who has not attained his Early Retirement Age as of the date of a Plan Termination or Plan Change.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his early retirement benefit payable pursuant to subsection 4.1(b)(2) assuming that he retired at his Earliest Retirement Age on the date of the Plan Termination or Plan Change and is credited with his actual number of Years of Service, actuarially adjusted to reflect his actual age on the date of the Plan Termination or Plan Change.

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the Plan Termination or Plan Change.
(e)	Payments upon a Participant’s Termination for a Reason other than Cause Following a Change of Control.
(1)	Eligibility. A Participant who has ten Years of Service whose employment is terminated for any reason other than for Cause, early retirement, normal retirement, death or long-term disability after a Change of Control.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his early retirement benefit payable pursuant to subsection 4.3(b) based upon his service at termination and assuming that he retired at his Earliest Retirement Age on the Participant’s date of termination.

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the Participant’s date of termination.
(f)	Normal Retirement Benefit After a Change of Control.
(1)	Eligibility. A Participant who meets the eligibility requirements set forth in Subsection 4.1(a) after a Change of Control has occurred.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his normal retirement benefit payable pursuant to subsection 4.1(b).

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the date the Participant’s employment with the Company terminates.
(g)	Early Retirement Benefit after a Change of Control.
(1)	Eligibility. A Participant who meets the eligibility requirements set forth in subsection 4.1(b)(2) after a Change of Control has occurred.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his early retirement benefit payable pursuant to subsection 4.1(b)(2).

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the date the Participant’s employment with the Company terminates.
(h)	Disability Retirement Benefit After a Change of Control.
(1)	Eligibility. A Participant who is or has been determined to be totally disabled (either before or after a Change of Control) as defined by the Company’s Long-Term Disability Plan on or after he has completed ten Years of Service, after a Change of Control has occurred.

(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his disability retirement benefit payable pursuant to subsection 4.2(b), assuming Service through his Normal Retirement Age. The Lump Sum Actuarial Equivalent shall be actuarially adjusted to reflect his actual age on the date of payment.

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the later of the date the Participant is determined to be totally disabled or the date of Change of Control.
(i)	Death Benefit after a Change of Control.
(1)	Eligibility. A beneficiary of a Participant who meets the eligibility requirements set forth in subsection 5.1(a) or (b), after a Change of Control has occurred.

(2)	Amount. A beneficiary who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his monthly benefit payable pursuant to subsection 5.2 (a) or (b).

(3)	Commencement and Duration. The Lump Sum Actuarial Equivalent payable pursuant to (2) above shall be paid within ten business days of the Participant’s death.
4.6 No Payments upon a Participant’s Termination for Cause
Notwithstanding another provision of the Plan, if a Participant is terminated for Cause, no benefit will be due or payable under the Plan.

Section V. Preretirement Death Benefits
5.1 Eligibility.
(a)	Active Employees. In the case of a Participant who has a vested interest in his accrued benefit under the Pension Plan, and who dies while actively employed by the Company or an Affiliate, there shall be payable to his or her Beneficiary a lump sum preretirement death benefit equal to the amount determined under subsection 5.2 (a).
(b)	Former Employees. In the case of a former Participant who has a vested interest in his accrued benefit under the Pension Plan, and who dies after his Termination of Service but before his Benefit Commencement Date, there shall be payable to such Participants’ surviving spouse a preretirement survivor annuity equal to the amount determined under subsection 5.2 (b).
(c)	No other Death Benefits. If a Participant dies before earning a vested interest in his or her accrued benefit under the Pension Plan, or if a former Participant does not have a surviving spouse, no death benefits shall be payable on the Participants’ behalf.
5.2 Amount.
(a)	Active Employees. The benefit payable to an eligible Beneficiary under subsection 5.1 (a) shall be a lump sum benefit payment that is the Actuarial Equivalent of the monthly benefit accrued by the Participant under section 4.1 as of the date of his death, reduced in the same manner and amount as preretirement death benefits under the Pension Plan if the date of the Participant’s death precedes his Normal Retirement Date.
(b)	Former Employees. The monthly payments to an eligible surviving spouse under subsection 5.1(b) shall equal the amount that would have been payable as a survivor annuity under the form of payment described in subsection 4.4(b) if —
(1)	in the case of a Participant who dies after attaining his Earliest Retirement Age, the Participant had retired with an immediate benefit under subsection 4.4 (b) on the day before his death.

(2)	in the case of a Participant who dies on or before attaining his Earliest Retirement Age, the Participant had terminated employment on the date of death (if employment had not yet terminated), survived to the Earliest Retirement Age, retired with an immediate benefit under subsection 4.4(b) at the Earliest Retirement Age, and died on the day after the day on which he would have attained the Earliest Retirement Age.
5.3 Commencement. Payment of the preretirement death benefit under this Section V shall commence on the first day of the month coinciding with or next following the date of the Participant’s death.

Section VI. Financing
6.1 Financing. The benefits under the Plan shall be paid out of the general assets of the Employer. The benefits shall not be funded in advance of payment in any way.
6.2 No Trust Created. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create a trust of any kind or a fiduciary relationship between an Employer and any Participant, Participant’s spouse, beneficiary, or any other person. Notwithstanding the foregoing, a Rabbi Trust can be established by the Plan Administrator if deemed to be beneficial to the Plan Participants.
6.3 Unsecured Interest. No Participant shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.

Section VII. Administration
7.1 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all the powers necessary or appropriate to carry out the provisions of the Plan. The Plan Administrator may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business.
     The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.
     The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions by general rule or particular decision, all in the Plan Administrator’s sole and absolute discretion.
     To the extent permitted by law, all findings of fact, determinations, interpretations and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any, interest or right under the Plan.
7.2 Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. The notice shall be in writing within a reasonable period of time after receipt of the claim by the Plan Administrator’s, not to exceed 90 days after receipt of the claim; provided, however, if special circumstances require an extension of time, written notice of such extension, not to exceed an additional 90 days, shall be furnished to the claimant.
     Such notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:
(a)	the specific reasons for the denial;

(b)	specific reference to the Plan provisions on which the denial is based.

(c)	a description of any additional material or information necessary to be submitted by the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d)	an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Plan Administrator, within 60 days after the notice has been received, a written request for the review;

(e)	if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in Subsection (d).

     The decision of the Plan Administrator upon review shall be made promptly, but not later than 60 days after the Plan Administrator’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified, and a decision shall be rendered as soon as practicable, but not later than 120 days after receipt of the request for review. If the claim is denied, in whole or in part, that claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.
7.3 Tax Withholding. The Employer may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond as the Company shall reasonably deem necessary for its protection. As to any payroll tax that must be withheld in accordance with the applicable statute, the Employer may withhold as necessary any payroll taxes that are due.
7.4 Expenses. All expenses incurred in the administration of the Plan shall be paid by the Employer.
7.5 Actuarial Equivalence. In determining the actuarial equivalent value of a benefit payable under the Plan or of any other benefit, the Company, in consultation with an actuary selected by the Company, shall use any generally accepted actuarial tables and reasonable interest assumptions, as the Company shall determine in its sole and absolute discretion.
7.6 Liability of Plan Administrators; Indemnification. To the extent permitted by law, the Plan Administrators shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own gross negligence or willful misconduct. The Company shall indemnify the Plan Administrators against any and all claims, losses, damages, expenses, including counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

Section VIII. Adoption of the Plan by the Affiliate; Amendment and Termination of the Plan.
8.1 Adoption of the Plan by the Affiliate. An Affiliate may adopt the Plan by appropriate action of its board of directors or authorized officers or representatives, subject to the approval of the Board.
8.2 Amendment and Termination of the Plan. The Company hereby reserves the right to amend, modify or terminate the Plan at any time, and for any reason, by action of the Board. However, no amendment or termination shall have the effect of reducing the benefits accrued by a Participant prior to the date of the amendment or termination. Notice of any such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.

Section IX. Miscellaneous Provision
9.1 No Contract of Employment. Nothing contained in the Plan shall be construed to give any Participant the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge a Participant at any time.
9.2 Severability. If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.
9.3 Applicable Law. Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the state of North Carolina.
     IN WITNESS WHEREOF, FIRST UNION CORPORATION has caused this instrument to be executed by its duly authorized officer, effective as of the date specified above.

FIRST UNION CORPORATION

By:

Title:

Schedule A
First Fidelity Benefit Equalization Plan